Exhibit B


            EXECUTIVE OFFICERS OF FRANKLIN MUTUAL ADVISERS, LLC


          Each of the individuals named below is a citizen of the United States with a principal business address as indicated below.

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         NAME                  PRINCIPAL OCCUPATION            ADDRESS
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Michael Embler             Senior Vice President             Short Hills (1)
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Martin L. Flanagan         Senior Vice President and         San Mateo (2)
                           Chief Financial Officer
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Barbara J. Green           Secretary                         San Mateo (2)
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Ephraim Karpel             Vice President - Trading          Short Hills (1)
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Charles R. Sims            Treasurer                         San Mateo (2)
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Bradley Takahashi          Vice President                    Short Hills (1)
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David Winters              President, Chief Executive        Short Hills (1)
                           Officer and Chief Investment
                           Officer
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Timothy S. Stearns         Chief Compliance Officer          Ft. Lauderdale (3)
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          (1) Franklin Mutual Advisers, LLC, 51 John F. Kennedy Parkway,
          Short Hills, NJ. An investment adviser registered with the U.S. Securities and Exchange Commission and investment adviser to the Franklin Mutual Series Fund Inc.

          (2) Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403. Parent Company of Franklin/Templeton Distributors, Inc. (the Parent Company of Franklin Mutual Advisers, LLC) and a number of investment advisers and administrative companies providing investment advice and administrative services to the Franklin/Templeton Group of Funds, Franklin Mutual Series Fund Inc., managed accounts and other investment products.

          (3) Franklin Resources, Inc., 500 E. Broward Blvd., Ft.
          Lauderdale, FL 33394.